Exhibit 99.2

Unaudited interim consolidated financial statements of VAC Holding GmbH (in Euros) as of June 30, 2011 and December 31,

2010 and for the six months ended June 30, 2011 and 2010 prepared in accordance with International Financial Reporting

Standards as issued by the International Accounting Standards Board

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Condensed Consolidated Interim Financial Statements

as of and for the interim period ended 30 June 2011

Condensed consolidated interim balance sheet

For the six months ended 30 June 2011

In EUR thousands	Note	30 June 11	31 Dec. 10
Assets
Plant, equipment, land and buildings	6	176,316	177,422
Intangible assets	7	35,477	37,676
Goodwill		65,850	65,850
Shares in joint ventures		4,604	4,604
Interest-bearing loans due from related parties		2,830	2,439
Deferred tax assets		9,812	11,763

Subtotal non-current assets		294,889	299,754

Inventories	8	117,478	99,246
Trade and other receivables		61,779	49,167
Current tax receivables		18	228
Cash and cash equivalents		13,703	13,568

Subtotal current assets		192,978	162,209

Total assets		487,867	461,963

Equity and liabilities
Share capital		25	25
Capital reserve		65,614	65,614
Hybrid capital		146,789	146,789
Deferred dividend to shareholder		11,172	4,733
Other equity components		-118	-628
Retained earnings		-110,473	-123,733

Subtotal equity		113,009	92,800

Interest-bearing loans due to third parties	9	147,468	150,084
Interest-bearing notes held by related parties		128	128
Long-term employee benefit provisions		106,123	105,262
Interest-bearing finance lease liabilities		744	799
Other liabilities		3,450	3,822
Deferred tax liabilities		41,176	42,258

Subtotal non-current liabilities		299,089	302,353

Interest-bearing loans due to third parties	9	6,618	7,368
Interest-bearing finance lease liabilities		108	105
Trade payables and other liabilities		57,782	53,195
Provisions		839	813
Current tax liabilities		10,422	5,329

Subtotal current liabilities		75,769	66,810

Total liabilities		374,858	369,163

Total equity and liabilities		487,867	461,963

The accompanying notes no 1 to 12 are an integral part of the condensed consolidated interim financial statements

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Condensed consolidated interim income statement

For the interim period ended 30 June 2011

In EUR thousands	Note	1 Jan. 11- 30 June 11	1 Jan. 10- 30 June 10
Sales	2	235,598	158,951
Change in unfinished and finished goods		9,551	5,571
Other operating income		7,359	8,800
Cost of materials		-82,855	-49,796
Personnel expenses	3	-73,367	-58,453
Other operating expenses		-47,947	-39,241
Depreciation and amortisation of intangible assets, plant, equipment and buildings		-11,501	-12,155

Earnings before interest and taxes (EBIT)		36,838	13,677

Financial income		152	202
Financial expenses		-9,393	-15,062

Financial result	4	-9,241	-14,860

Earnings before taxes		27,597	-1,183

Taxes	5	-7,898	113

Consolidated profit / loss for the period		19,699	-1,070

The total consolidated profit (six months ended 30 June 2010: loss) for the period from 01 January to 30 June 2011 is attributable to the owner of the company. Thereof EUR 6,439 thousand (six months ended 30 June 2010: EUR 963 thousand) are allocated to “Deferred dividend to shareholder” as they relate to interest due on hybrid capital and will remain unpaid for an undetermined period of time. The remaining amount of EUR 13,260 thousand (six months ended 30 June 2010: EUR -2,033 thousand) is allocated to “Retained earnings”.

Condensed consolidated interim statement of comprehensive income

For the interim period ended 30 December 2011

In EUR thousands	Note	1 Jan. 11- 30 June 11	1 Jan. 10 - 30 June 10
Consolidated profit / loss for the period		19,699	-1,070

Results from changes in fair values of cash flow hedges, net of tax		510	33

Total other comprehensive income		510	33

Total comprehensive income / loss for the period		20,209	-1,037

The accompanying notes no 1 to 12 are an integral part of the condensed consolidated interim financial statements

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Condensed consolidated interim statement of changes in equity

For the six months ended 30 June 2011

In EUR thousands	Share capital	Capital reserve	Hybrid capital	Deferred dividend to shareholder	Other equity components	Retained earnings	Total
Balance as of 1 January 2010	25	61,920	67,039	0	-1,053	-131,904	-3,973
Total comprehensive income, therein:	0	0	0	963	33	-2,033	-1,037
Consolidated loss for the period	0	0	0	963	0	-2,033	-1,070
Total other comprehensive income	0	0	0	0	33	0	33
Contributions by the owner of the company recognised directly in equity	0	3,694	79,750	0	0	0	83,444
Cash contribution into capital reserves	0	3,694	0	0	0	0	3,694
Conversion of shareholder’s High Yield Bond into hybrid capital	0	0	79,750	0	0	0	79,750

Balance as of 30 June 2010	25	65,614	146,789	963	-1,020	-133,937	78,434

Balance as of 1 January 2011	25	65,614	146,789	4,733	-628	-123,733	92,800
Total comprehensive income, therein:	0	0	0	6,439	510	13,260	20,209
Consolidated profit for the period	0	0	0	6,439	0	13,260	19,699
Total other comprehensive income	0	0	0	0	510	0	510

Balance as of 30 June 2011	25	65,614	146,789	11,172	-118	-110,473	113,009

The accompanying notes no 1 to 12 are an integral part of the condensed consolidated interim financial statements

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Condensed consolidated interim statement of cash flows

For the six months ended 30 June 2011

In EUR thousands	Note	1 Jan. 11- 30 June 11	1 Jan. 10 - 30 June 10
Cash flows from operating activities
Earnings before taxes		27,597	-1,183
Depreciation and amortisation of intangible assets, plant, equipment and buildings		11,501	12,155
Loss on sale of plant and equipment		-34	6
Financial result		9,241	14,860
Income tax paid and received		-2,411	-1,178
Increase in inventories		-18,232	-6,314
Increase in trade and other receivables		-11,882	-14,659
Increase in trade payables, other liabilities and interest-bearing finance lease liabilities		3,700	15,642
Decrease in provisions, without pension reserve IAS 19		-1,790	-2,165
Adjustment for non-cash effects from exchange rates		-127	-213

Net cash from operating activities		17,563	16,951

Cash flows from investing activities
Proceeds from sale of plant and equipment		37	6
Acquisition of plant, equipment, land and buildings		-7,416	-3,090
Acquisition of intangible assets		-781	-928
Payment of loan to shareholder		-290	-440

Net cash from investing activities		-8,450	-4,452

Cash flows from financing activities
Interest received including interest hedging contracts		55	41
Interest paid		-5,473	-10,447
Repayment of senior bank loans		-3,500	-3,500
Repayment of other loans by Neorem Magnets Oy		-187	-94
Contribution into capital reserve by the shareholder		0	3,694

Net cash from financing activities		-9,105	-10,306

Net increase in cash and cash equivalents		8	2,193
Total cash and cash equivalents as of 1 January		13,568	14,271
Changes to cash and cash equivalents due to exchange rate effects		127	213

Total cash and cash equivalents as of 30 June		13,703	16,677

The accompanying notes no 1 to 12 are an integral part of the condensed consolidated interim financial statements

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Notes to the Condensed Consolidated Interim Financial Statements

Table of contents of the notes to the Condensed Consolidated Interim Financial Statements

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Notes to the Condensed Consolidated Interim Financial Statements

1.	General explanations and terms

(A)	Reporting entity

VAC Holding GmbH (“VAC Holding” or “Company”) is a company with registered offices at Grüner Weg 37, 63450 Hanau, Germany. The condensed consolidated interim financial statements of the Company as at and for the interim period of the six months ended 30 June 2011 comprise the Company and its subsidiaries (together referred to as “VAC Holding Group” or “Group” or “VAC”).

VAC Holding Group is one of the leading global manufacturers of industrially used magnetic products. VAC Holding Group designs, produces, markets and sells some of the most technologically advanced cores and components, materials, parts and permanent magnets currently available in the world. These products are sold to industrial customers in Europe, the Americas and the Asia-Pacific region.

As of 2 August 2011 the new sole shareholder of VAC Holding is OMG Germany Holding GmbH (“OMG Germany”) with registered offices at Grüner Weg 37, 63450 Hanau, Germany. The parent company of OMG Germany and ultimate parent of the respective Group is OM Group, Inc. (“OM Group”), a company organised under the laws of Delaware and having its business address at 127 Public Square, 1500 Key Tower, Cleveland, Ohio, USA. The OM Group is listed at the New York Stock Exchange and the consolidated financial statements of VAC Holding Group will be included in the consolidated financial statements of OM Group from 2011 onwards.

The change in ownership was based on a Sale and Purchase Agreement which was signed on 3 July 2011 and executed on the Closing Date 2 August 2011. Through this transaction the Purchaser OMG Germany acquired 100% of the shares in VAC Holding from the Seller, the former sole shareholder VAC Luxembourg S.à r.l.

Up to the Closing Date the sole shareholder of VAC Holding was VAC Luxembourg S.à r.l. (“VAC LuxCo” or “Shareholder”), which has registered offices in Luxembourg. The ultimate parent of VAC LuxCo was JPMorgan Chase, New York, USA.

These condensed consolidated interim financial statements are prepared by the Company for the special purpose of being issued in connection with the reporting requirements of the new shareholding Group under the rules and regulations of the US Securities and Exchange Commission (“SEC”). These condensed consolidated interim financial statements were authorised for issue by the management of VAC Holding Group on 12 October 2011.

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Notes to the Condensed Consolidated Interim Financial Statements

(B)	Basis of preparation

(a)	Statement of compliance

These condensed consolidated interim financial statements have been prepared in accordance with IAS 34 “Interim Financial Statements” and do not include all of the information required by the International Financial Reporting Standards (IFRSs) as issued by the IASB and its interpretations for full annual financial statements.

(b)	Use of estimate and judgements

The preparation of interim financial statements requires management to make judgements, estimates and assumptions that affect the application of valuation principles and accounting policies, thus influencing the results of operations, financial position and net assets of the Group. Actual results may differ from these estimates.

In preparing these condensed consolidated interim financial statements the significant judgements made and the key sources of estimations used by management in applying the Group’s accounting policies were the same as those that applied to the consolidated financial statements for the period from 1 January 2010 to 31 December 2010 and for the financial year ended 31 December 2010.

(C)	Significant accounting policies

The accounting policies applied by the Group in these condensed consolidated interim financial statements are the same as those that applied to the consolidated financial statements for the period from 1 January 2010 to 31 December 2010 and for the financial year ended 31 December 2010.

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the year ended 31 December 2010

Notes to the Condensed Consolidated Interim Financial Statements

2.	Segment reporting

Business segments

	Material & Parts (MP)		Cores & Components (CC)		Permanent Magnets (PM)		Other unallocated amounts		Consolidated
In EUR thousands	1 Jan. 11 - 30 June 11	1 Jan. 10 - 30 June 10	1 Jan. 11 - 30 June 11	1 Jan. 10 - 30 June 10	1 Jan. 11 - 30 June 11	1 Jan. 10 - 30 June 10	1 Jan. 11 - 30 June 11	1 Jan. 10 - 30 June 10	1 Jan. 11 - 30 June 11	1 Jan. 10 - 30 June 10
Sales to third parties	79,166	55,282	86,166	63,228	70,266	40,441	0	0	235,598	158,951
Inter-segment sales	13,793	11,339	0	0	0	0	0	0	13,793	11,339
Inter-segment purchases	0	0	-13,672	-11,299	-121	-40	0	0	-13,793	-11,339
Depreciation and amortisation	-4,026	-4,135	-3,158	-3,366	-4,317	-4,654	0	0	-11,501	-12,155
Earnings before interest and taxes (EBIT)	17,117	6,135	10,297	8,175	9,424	-633	0	0	36,838	13,677
Financial result	0	0	0	0	-819	-927	-8,422	-13,933	-9,241	-14,860

Earnings before tax									27,597	-1,183

Taxes									-7,898	113

Consolidated profit / loss for the period									19,699	-1,070

	30 June 11	31 Dec. 10	30 June 11	31 Dec. 10	30 June 11	31 Dec. 10	30 June 11	31 Dec. 10	30 June 11	31 Dec. 10
Segment assets excluding shares in joint ventures	183,645	176,261	157,066	148,481	125,035	110,855	17,518	21,762	483,263	457,359
Shares in joint ventures	0	0	0	0	4,604	4,604	0	0	4,604	4,604

Segment assets	183,645	176,261	157,066	148,481	129,639	115,459	17,518	21,762	487,867	461,963

Segment liabilities	13,097	11,781	18,710	18,934	13,097	11,344	329,953	327,104	374,858	369,163

Capital expenditure	1,948	1,676	4,048	1,279	2,202	1,062	0	0	8,197	4,018

4	10959-1279219

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Notes to the Condensed Consolidated Interim Financial Statements

Sales by geographical areas

In EUR thousands	1 Jan. 11- 30 June 11	1 Jan. 10- 30 June 10
Germany	84,718	50,901
Europe, without Germany	80,763	56,143
America	30,205	21,030
Asia	39,363	30,594
Other regions	549	283

Total sales	235,598	158,951

The significant increase in sales in the reporting interim period compared to the six months ended 30 June 2010 affected all segments and all product groups and is due to the ongoing increase in customers’ orders. The significant increase in order intake is effected by the continuing recovery of the worldwide economy from the beginning of 2010 onwards.

3.	Personnel expenses

In EUR thousands	1 Jan. 11- 30 June 11	1 Jan. 10- 30 June 10
Remuneration	-62,099	-49,712
Social security contributions	-10,322	-8,434
Current service cost of employee benefit obligations	-946	-307

Total	-73,367	-58,453

The significant increase in personnel expenses in the reporting interim period is due (i) to the significant increase in sales and related step-up in production capacity utilisation in the Group’s workshops at all sites compared to the six months ended 30 June 2010 and (ii) to the fact that in Germany the collective wage bargaining agreement signed in November 2008 was finalised by expiry as of 31 December 2010. So the salary increases waived for the years 2009 and 2010 had to be caught up completely in January 2011 and all of the other cost saving effects agreed upon for the years 2009 and 2010 were cut back with immediate effect. At the foreign sites the number of employees increased reflecting the increase in production according to the rapidly increasing customer demands.

The current service cost of employee benefit obligations as disclosed in the table above are recognised proportionally based on the respective actuarial forecast for the twelve months period following the last annual reporting date. No revised actuarial report was issued at the end of the interim periods ended 30 June 2011 and 30 June 2010.

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Notes to the Condensed Consolidated Interim Financial Statements

4.	Financial result

In EUR thousands	1 Jan. 11- 30 June 11	1 Jan. 10 - 30 June 10
Interest and similar income from banks	51	25
Interest on taxes	0	127
Interest income from shareholder loans	101	50

Financial income	152	202

Interest for bank loans and bank guarantees	-5,113	-7,786
Change in fair value of interest cash flow hedges transferred from equity	-487	-746
Interest expense from notes held by related parties	-6	0
Amendment fees and other financing expenses	-737	-1,669
Expenses from amortised financing cost	-321	-2,134
Interest and similar expenses	-20	-22
Interest on finance lease liabilities	-29	-33
Interest on taxes	-3	-59
Interest on long-term employee benefit obligations	-2,677	-2,613

Financial expenses	-9,393	-15,062

Financial result	-9,241	-14,860

The significant decrease in financial expenses is due to the following facts:

•

In the first half year of 2010 the interest expenses due on the complete bonds in the nominal amount of EUR 135.0 million were included up to 15 April 2010, whereas in the first half year of 2011 only interest for the remaining bonds of EUR 55.25 million are included for the respective comparable period. This is the main reason why the interest expenses for bank loans and bank guarantees decreased from EUR 7.8 million in the period ended 30 June 2010 by EUR 2.7 million to EUR 5.1 million in the first half year of 2011.

•

In the first half year of 2010 the deferred financing cost on the delisted bonds in the nominal amount of EUR 79.75 million had to be amortised with immediate effect. Therefore the expenses from amortised financing cost decreased from EUR 2.1 million in the period ended 30 June 2010 by EUR 1.8 million to EUR 0.3 million in the first half year of 2011.

•

Based on the scale of terms of the respective contractual obligations in the Senior Facilities Agreement in the first half year of 2011 the Group had to recognise the second tranche of an exit fee to the syndicate of banks whereas in the first half year of 2010 the Group had to recognise in addition to the first tranche of this exit fee a commitment fee and other fees. Therefore the total amount of amendment fees and other financing expenses decreased from EUR 1.7 million in the period ended 30 June 2010 by EUR 1.0 million to EUR 0.7 million in the first half year of 2011. The two accrued instalments of the exit fee remained unpaid up to the accomplished exit from the financing contracts with the syndicate of banks as of 2 August 2011 (please refer to note 11 “Subsequent events” of these condensed consolidated interim financial statements).

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Notes to the Condensed Consolidated Interim Financial Statements

5.	Income tax expenses

The increase in current tax expense in the first half of year 2011 compared to the first half of year 2010 corresponds to the increase in taxable income especially for the sites in Germany. So here the current tax expenses increased significantly from EUR 0.8 million in the period ended 30 June 2010 by EUR 5.2 million to EUR 6.0 million in the first half year of 2011.

The deferred tax income went down by EUR 1.3 million from EUR 1.3 as of 30 June 2010 to EUR 0.0 million as of 30 June 2011. This is mainly due to some increases in IFRS values compared to their respective tax values. These increases nearly compensated the decreases of IFRS values through the respective amortisation of the assets capitalised in the course of the purchase price allocations regarding the acquisition of the VAC Magnetics Group in 2005 and the acquisition of the Neorem Group in 2007.

Income tax expense is recognised based on management’s best estimate of the weighted average annual income tax rate expected for the full financial year applied to the pre-tax income of the interim period. The Group’s consolidated effective tax rate for the six months ended 30 June 2011 is at 29% and according to the actual internal business forecasts this represents management’s best estimate of the tax rate to be expected at the end of 2011.

But this figure may hardly be compared to the respective figure for the six months ended 30 June 2010 of -10%. At this point in time management could not foresee that the economic recovery in the second half year of 2010 would increase taxable income in such a way that the Group’s weighted average annual income tax rate at the end of year 2010 was at around 19%.

6.	Plant, equipment, land and buildings

During the six months ended 30 June 2011 the Group acquired assets at a total amount of EUR 7.416 thousand (six months ended 30 June 2010: EUR 3.090 thousand). The huge increase in capital expenditure in the first half year of 2011 compared to respective period in 2010 is due to the continuing upturn in the Group’s business which requires the Group to enlarge production capacities in certain areas. There were no major disposals of these kinds of assets to be reported on.

7.	Intangible assets

In the first six months of financial year 2011 the Group capitalised development cost of EUR 0.8 million (six months ended 30 June 2010: EUR 0.9 million).

8.	Inventories

During the six months ended 30 June 2011 the Group recognised additional inventory allowances in the amount of EUR 2.5 million (six months ended 30 June 2010: EUR 1.9 million). Within the interim period ended 30 June 2011 the Group recognised the usage of inventory allowances in the amount of EUR 2.1 million (six months ended 30 June 2010: EUR 2.9 million). In total the inventory allowances as of 30 June 2011 increased from EUR 5.8 million to EUR 6.2 million (six months ended 30 June 2010: decreased from EUR 7.6 million to EUR 6.6 million).

During the six months ended 30 June 2011 the Group recognised additional inventories in the amount of EUR 18.3 million. Thereof EUR 8.8 million were related to increase in volume and EUR 9.5 million were related to increase in price. Thus the total amount of inventories was at EUR 117.5 million as of 30 June 2011 from EUR 99.2 million as of 31 December 2010.

VAC Holding GmbH, Hanau, Condensed Consolidated Interim Financial Statements for the interim period ended 30 June 2011

Notes to the Condensed Consolidated Interim Financial Statements

9.	Interest-bearing loans due to third parties

During the six months ended 30 June 2011 VAC Holding Group paid EUR 3.7 million by way of regular repayments on external bank loans. In the same period the balance sheet values of bank loans were increased through the regular amortisation of deferred financing cost in the amount of EUR 0.3 million. So the total amount of bank loans of the Group decreased by EUR 3.4 million from EUR 157.5 million as of 31 December 2010 to EUR 154.1 million as of 30 June 2011.

10.	Other financial obligations

As of 30 June 2011 VAC Holding Group entered into agreements relating to the purchase and delivery of plant, equipment, land and buildings for EUR 4.1 million (six months ended 30 June 2010: EUR 3.1 million).

11.	Subsequent events

The Group in its entirety has been acquired on 2 August 2011 by the new sole shareholder OMG Germany as already described in note no. 1 (A) “Reporting entity”. This change in ownership subsequently caused some corporate restructuring steps in Germany. As one of these steps VAC Holding GmbH was merged into the new parent company OMG Germany Holding GmbH and ceased to legally exist on 23 September 2011 when the merger was recorded into the files of OMG Germany Holding GmbH at the Commercial Registry.

In the course of the execution of the Sale and Purchase Agreement during the flow of funds on 2 August 2011 the financing structure is significantly changed. All senior bank loans and the senior secured notes due to third parties in the balance sheet amount of EUR 154.1 million as of 30 June 2011 (financial year ended 31 December 2010: EUR 157,5 million) were paid back to the lenders in accordance with the respective contractual terms and conditions of the financing contracts. These borrowings were then replaced by intercompany loans due by the former borrowers of the loans and the notes to the new owner of the Group.

12.	Approval for publication

These condensed consolidated interim financial statements as at and for the interim period of the six months ended 30 June 2011 were prepared by the Company in accordance with IAS 34 for the special purpose of being published according to SEC requirements and were approved for publication by the management of the Company on 12 October 2011.

Dr. Hartmut Eisele Managing director of OMG Germany Holding GmbH as legal successor of VAC Holding GmbH	Andrea Bauer Managing director of OMG Germany Holding GmbH as legal successor of VAC Holding GmbH